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                                 EXHIBIT 23.2
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                        CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated January 15, 1999 accompanying the consolidated financial statements of Drovers Bancshares Corporation and Subsidiaries appearing in the 1998 Annual Report to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1998 which are incorporated by reference in this Registration Statement - Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".



/s/ Stambaugh . Ness, P.C.
York, Pennsylvania
September 30, 1999